EXHIBIT 10.17
                                                                   -------------

                       RESTRICTED STOCK PURCHASE AGREEMENT
                       -----------------------------------


     THIS RESTRICTED STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of July 24, 2002 by and FS2 Limited, a limited company registered in England and Wales under Registration # 4102584 ("Company"), and Peter Short ("Purchaser"). This Agreement is entered into to memorialize an allotment of the ordinary shares ((pound)1.00 par value) of the capital stock of Company, made and agreed upon on April 15, 2002 by and among Company, Purchaser and others.

     THE PARTIES AGREE AS FOLLOWS:

     1. Purchase of Shares.
     ----------------------
     Company hereby sells to Purchaser, and Purchaser hereby buys from Company, __________ (4000) shares (the "Shares") of the ordinary shares ((pound)1.00 par) of capital stock of Company on the terms and conditions set forth herein.

     2. Purchase Price.
     ------------------
     Purchaser shall purchase the Shares from Company, and Company shall sell the Shares to Purchaser, at a price of (pound)1.00 per share, for a total purchase price of (pound)4000 (the "Purchase Price"). Purchaser shall pay the full amount of the Purchase Price in cash to Company upon execution of this Agreement.

     3. Right of Company to Repurchase Shares.
     -----------------------------------------

          3.1 Repurchase Right.
          ---------------------
          The Shares shall be subject to a fully assignable right (but not obligation) of repurchase by Company (the "Right of Repurchase"), at the repurchase price of (pound)1.00 per Share (the "Repurchase Price"), if the Purchaser's contractual relationship with the Company terminates for any reason whatsoever (including death, disability, involuntary termination by Company for cause or without cause, voluntary termination by Purchaser, or expiration according to the contract's terms without a renewal or replacement of the contract) (in any event, the "Termination"). The Right of Repurchase shall apply during the period beginning on the date of this Agreement and continuing for the term specified on Schedule 1 to this Agreement (the "Restriction Period"). Company's rights under this Section
     3.1 shall be freely assignable to any other third party, in whole or in part, and may be exercised as to all or any portion of the Shares subject to the Right of Repurchase at the election of Company. The Right of Repurchase set forth in this Section 3.1 shall lapse and shall cease to apply according to the schedule set forth in Schedule 1 and attached to this Agreement.

          3.2 Repurchase Procedure.
          -------------------------
          The Right of Repurchase shall terminate if not exercised by written notice from Company (or the assignee) to Purchaser within ninety (90) days after the date on which Company receives notice of the Termination. If the Right of Repurchase is exercised, Purchaser shall endorse and deliver to the exercising party the certificates representing the Shares being repurchased, and such party shall then promptly pay the total Repurchase Price to the Purchaser in cash or by check.

          3.3 Binding Effect.
          -------------------
          The Right of Repurchase shall inure to the benefit of the successors, assigns, representatives, executors, administrators, heirs and legatees of Company and shall be binding upon any representative, executor, administrator, heir, legatee or permitted assignee of Purchaser. The restrictions imposed on the Shares under this Agreement, including without limitation the Right of Repurchase, shall continue to apply to any consideration received by Purchaser with respect to the Shares during the Restriction Period, and Purchaser shall cooperate with any reasonable request of Company to confirm that the terms of this Agreement are applicable to any such consideration, including by placing legends upon any stock certificates Purchaser may receive in exchange for the Shares.

     4. Restrictions on Transfer; Share Certificate Restrictive Legends.
     -------------------------------------------------------------------
     During the Restriction Period, no Shares which remain subject to the Right of Repurchase shall be transferred by Purchaser to any other person without the written consent of Company. To assure compliance with this restriction, in addition to any other restrictive legends required to appear on the certificates evidencing Shares, such certificates shall bear the following restrictive legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, INCLUDING A RIGHT OF REPURCHASE, PURSUANT TO THE PROVISIONS OF THE AGREEMENT RELATING TO THE ACQUISITION OF SUCH SHARES.

Upon the lapse of the Right of Repurchase with respect to a portion of the Shares, Purchaser may submit the Share certificates to Company with a request for removal of the above legend, and Company shall, within a reasonable time after such request, reissue certificates for those Shares which are no longer subject to the Right of Repurchase without the above legend.

     5.   Representations,   Warranties,   Covenants,   and  Acknowledgments  of
     ---------------------------------------------------------------------------
Purchaser.
----------
     Purchaser hereby represents, warrants, covenants, acknowledges and agrees that:

          5.1 Investment.
          ---------------
          Purchaser is acquiring the Shares for Purchaser's own account, and not for the account of any other person. Purchaser is acquiring the Shares for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

          5.2 Business Experience.
          ------------------------
          Purchaser is capable of evaluating the merits and risks of Purchaser's investment in Company evidenced by the purchase of the Shares.

          5.3 Relation of Company.
          ------------------------
          Purchaser is currently a consultant, service provider or supplier of Company and in such capacity has become personally familiar with the business, affairs, financial conditions, and results of operations of Company. There have been no representations or warranties by Company or any other person or entity, upon which Purchaser is relying in connection with the transactions contemplated by this Agreement, which are not fully set forth in this Agreement.

          5.4 Access to Information.
          --------------------------
          Purchaser has had the opportunity to ask questions of, and to receive answers from the Company's Directors and management with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of Company. Purchaser has had access to such financial and other information as is necessary in order for Purchaser to make a fully-informed decision as to investment in Company by way of purchase of the Shares, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Purchaser has had access.

          5.5 Speculative Investment.
          ---------------------------
          Purchaser's investment in Company represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. The amount of such investment is within Purchaser's risk capital means and is not so great in relation to Purchaser's total financial resources as would jeopardize the personal financial needs of Purchaser or Purchaser's family in the event such investment were lost in whole or in part.

          5.6 Tax Advice.
          ---------------
          Company has made no warranties or representations to Purchaser with respect to the income tax consequences of the transactions contemplated by this Agreement and Purchaser is in no manner relying on Company or its representatives for an assessment of such tax consequences.

     6. Sale of Business.
     --------------------
     In the event Company determines to sell all or substantially all of its assets, or to enter into a merger, reorganization, consolidation or other sale of its business (regardless of form), or if Company's shareholders determine to sell more than 50% of the shares of Company owned by them at the time of such determination to a third party, then in any such case, Purchaser shall (i) at Company's request, sell or transfer all (or such portion as requested by Company) of the Shares to the acquiring person or entity at the same per share purchase price and on the same terms received by the Company's other shareholders for their shares, and (ii) at Company's request, take such other action, and execute such documents and instruments, as are necessary or appropriate to cooperate with Company and to facilitate such transaction.

     7. No Contract of Employment, Partnership or Joint Venture.
     -----------------------------------------------------------
     Purchaser acknowledges and agrees that this Agreement does not create any contract of employment, partnership, joint venture and that the existing terms of Purchaser's contractual relationship with Company are not modified by this Agreement, except with respect to the treatment of the Shares and the rights of Purchaser and Company with respect to the Shares

     8. Binding Effect.
     ------------------
     Subject to the  limitations  set forth in this  Agreement,  this  Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.

     9. Governing Law:
     -----------------
     This Agreement shall be construed and governed in accordance with English law. In any arbitration or legal action brought to enforce the provisions hereof, the prevailing party in such action shall be entitled to have its reasonable attorney's fees, arbitration costs, and litigation expenses paid by the non-prevailing party.

     10. Notices.
     ------------
     All notices and other communications under this Agreement shall be in writing. Unless and until Purchaser is notified in writing to the contrary, all notices, communications and documents directed to Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

         FS2 Limited
         Fifth Floor Carlton Tower
         34 St. Pauls Street
         Leeds LS1 2QB, England
         Attention: Corporate Secretary

Unless and until Company is notified in writing to the contrary, all notices, communications and documents intended for Purchaser and related to this Agreement, if not delivered by hand, shall be mailed to Purchaser's last known address as shown on Company's books. Notices and communications shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received.

     11. Entire Agreement.
     ---------------------
     This Agreement constitutes the entire agreement of the parties and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may only be amended by a written instrument signed by the parties hereto. In the event of any legal or equitable action or arbitration arising our of this Agreement, the prevailing party shall be entitled to attorneys' fees and costs in addition to any other relief to which the prevailing party may be entitled.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


         COMPANY:                       FS2 LIMITED


                                        By:  /s/ DJ BOLTON
                                        Its:
                                            ------------------------------------

         PURCHASER:                     /s/ P SHORT

                                   SCHEDULE 1

                               RIGHT OF REPURCHASE
                    Schedule for Lapse of Right of Repurchase

Repurchase Period: Pursuant to Section 3.1 of the Agreement, the Repurchase Period shall commence on July 24, 2002 and continue until the close of business
(GMT) on July 24, 2004.

Schedule for Lapse of Right of Repurchase: Pursuant to Section 3.1 of the Agreement, the Right of Repurchase shall lapse, and thereafter Purchaser's Shares shall be free from the Right of Repurchase, according to the following schedule:

     (i) with respect to thirty-four percent (34%) of the Shares on the date of this Agreement;
     (ii) with respect to an additional sixteen and one-half percent (16.5%) of the Shares on January 24, 2003;
     (iii)with respect to an additional sixteen and one-half percent (16.5%) of the Shares on July 24, 2003
     (iv) with respect to an additional sixteen and one-half percent (16.5%) of the Shares on January 24, 2004; and
     (v) with respect to the final sixteen and one-half percent (16.5%) of the Shares on July 24, 2004.

All references to Shares in this schedule and to percentages of Shares refers to the total number of Shares originally purchased under the Agreement.